Exhibit 10.17.3

CONSENT AND AMENDMENT NO. 3

TO CREDIT AND SECURITY AGREEMENT

This Consent and Amendment No. 3 to Credit and Security Agreement, dated as of October 30, 2015 (this “Amendment”), is entered into by and between loanDepot.com, LLC, a Delaware limited liability company (“Borrower”), and NEXBANK SSB (“Lender”).

RECITALS

The Borrower has entered into to that certain Credit and Security Agreement, dated as of October 29, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and between the Borrower and the Lender. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

The Borrower is considering undertaking an initial public offering and, in connection therewith, will undergo a restructuring of its ownership group. In connection therewith, the parties hereto have agreed, subject to the terms and conditions of this Amendment, that the Credit Agreement be amended to reflect certain agreed upon revisions to the terms of the Credit Agreement.

Accordingly, the parties hereto hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, as follows:

SECTION 1. New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

“IPO” shall mean the initial public offering of shares of Class A common stock of LD Corp. on the terms and conditions set forth in the S-1 Filing, and the transactions related thereto as set forth in the S-1 Filing.

“LD Corp.” shall mean loanDepot, Inc., a Delaware corporation.

“LD Holdings” shall mean loanDepot Holdings, LLC, a Delaware limited liability company.

“LD Intermediate” shall mean LD Intermediate, LLC, a Delaware limited liability company.

“Permitted Distributions” means (a) distributions made from the proceeds of the IPO as set forth in the section entitled “Use of Proceeds” in the S-1 Filing, (b) distributions to LD Corp., LD Holdings or LD Intermediate or any of their respective subsidiaries to pay for or reimburse any them for (i) customary compensation, fees and expense reimbursements to their respective directors, officers and managers, (ii) costs and expenses related to (A) compliance with Sarbanes-Oxley and other applicable securities laws (including, without limitation, the costs of any reporting requirements in connection with such compliance), (B) investor relations, shareholder meetings and shareholder reporting, (C) the acquisition and maintenance of customary directors and officers insurance, (D) listing fees, (E) corporate overhead costs (including, without limitation, the costs of audits) and costs related to maintenance of corporate existence, and (F) executive, legal and professional fees associated with the foregoing, and (c) Tax Distributions.

“Restructuring Transactions” shall mean the following transactions undertaken in connection with the IPO: (a) the creation of LD Holdings and LD Intermediate, a wholly-owned subsidiary of LD Holdings, (b) the assignment to LD Holdings and LD Intermediate of all of the equity of the Borrower, such that following such assignment LD Holdings would own not less than 99% of the equity in the Borrower, and LD Intermediate would own 1% or less of the equity in the Borrower, (c) the ownership of all of the equity of LD Holdings by (i) LD Corp., and (ii) certain of the pre-IPO owners of the Borrower, and (d) the ownership of LD Corp. by certain of the pre-IPO owners of the Borrower and the investors in the public shares under the IPO.

“S-1 Filing” shall mean the Form S-1 Registration Statement dated as of October 8, 2015, filed by LD Corp. with the Securities and Exchange Commission, as amended, restated, supplemented or otherwise modified from time to time prior to the IPO.

“Use of IPO Proceeds” means the use of proceeds from the IPO set forth in the section entitled “Use of Proceeds” in the S-1 Filing.

SECTION 2. Changed Definitions. Section 1.1 of the Credit Agreement is hereby amended by amending and restating in their entirety the definitions of “Affiliate”, “Change of Control”, and “Tax Distributions” as follows:

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds twenty percent (20%) or more of any class of voting stock of such Person; or (c) twenty percent (20%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, (A) in no event shall Lender be deemed an Affiliate of Borrower or any Obligated Party, or any of their Subsidiaries or Affiliates; (B) with respect to the Borrower and its Subsidiaries, the term “Affiliate” shall not include any Person holding publicly-traded shares in LD Corp. (or any Person which controls, is controlled by or is under common control with, such Person holding publicly-traded shares in LD Corp.) unless such Person would qualify as an Affiliate without taking into account its ownership of any publicly-traded shares in LD Corp. and (C) in no event shall any Person that is controlled by Sponsor or any of its Controlled Investment Affiliates (other than Borrower and its Subsidiaries) constitute an Affiliate of Borrower or its Subsidiaries.

“Change of Control” shall mean any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Equity Investors, LD Corp., LD Holdings and LD Intermediate, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 51% or more of the equity interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis. For purposes of this definition, “Equity Investors” shall mean the holders of the equity interests in the Borrower, immediately prior to the Restructuring Transactions, and their respective Family Members, Family Trusts and Controlled Investment Affiliates. For purposes of this definition, “Family Member” means, with respect to any individual, any other individual having a relationship by blood, marriage, or adoption to such individual. For purposes of this definition, “Family Trust” means, with respect to any individual, any trust or other estate planning vehicle established for the benefit of such individual or Family Members of such individual.

“Tax Distributions” means distributions by the Borrower for the purpose of enabling LD Holdings to make Tax Distributions, as defined and set forth in the limited liability company agreement of LD Holdings.

SECTION 3. Section 8.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.4 Restricted Payments. At any time an Event of Default has occurred and is continuing or would result therefrom, Borrower shall not pay, make, declare or incur any liability to pay, make, declare or incur any dividends (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding, except that, notwithstanding the foregoing, the Borrower shall be permitted at all times (regardless of whether or not a Default or Event of Default exists) to make Permitted Distributions.

SECTION 4. Section 8.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.6 Transactions With Affiliates. Borrower shall not, and shall not permit any Obligated Party to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower or such Obligated Party, except (i) in the Ordinary Course of Business and pursuant to the reasonable requirements of Borrower’s or such Obligated Party’s business, pursuant to a transaction which is otherwise not prohibited under this Agreement, and upon fair and reasonable terms no less favorable to Borrower or such Obligated Party than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower or such Obligated Party, (ii) the transactions described in the section entitled “Certain Relationships and Related Party Transactions” in the S-1 Filing and (iii) transactions (including, without limitation, under one or more service agreements or management agreements) with LD Corp., LD Holdings or LD Intermediate or any of their respective subsidiaries pursuant to which the Borrower agrees to pay or reimburse any one or more of them for costs, fees and expenses of the type described in clause (b) of the definition of Permitted Distributions.

SECTION 5. Consent to IPO and Related Transactions. By executing this Amendment, the Lender hereby (a) consents to the IPO, the Restructuring Transactions and the Use of IPO Proceeds and (b) agrees and confirms that none of the IPO, the Restructuring Transactions or the Use of IPO Proceeds constitutes or shall constitute a violation, breach, Default or Event of Default under the Credit Agreement, any other Loan Documents or any other document or instrument executed in connection therewith. Without limiting the generality of the foregoing, the Lender hereby acknowledges and agrees that the IPO and the Restructuring Transactions shall not constitute a Change of Control or an Organic Change.

SECTION 6. Ratification of Agreement. As amended by this Amendment, the Credit Agreement is in all respects ratified and confirmed, and the Credit Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF), by other electronic transmission or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LOANDEPOT.COM, LLC

By:
Name:
Title:

NEXBANK SSB

By:
Name:
Title:

Signature Page to Consent and Amendment No. 3 to Credit and Security Agreement